Exhibit 10.1


                         NINTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT



     THIS NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Ninth Amendment") is made as of the 20th day of July, 2006, by and between CULP, INC., a North Carolina corporation (together with its successors and permitted assigns, the "Borrower") and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly, Wachovia Bank, N.A.), a national banking association, as Agent and as a Bank (together with its endorsees, successors and assigns, the "Bank").

                                   BACKGROUND
                                   ----------

     The Borrower and the Bank entered into an Amended and Restated Credit Agreement, dated as of August 23, 2002, as amended by Second Amendment to Amended and Restated Credit Agreement (the "Second Amendment"), dated as of June 3, 2003, by Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment"), dated as of August 23, 2004, by Fourth Amendment to Amended and Restated Credit Agreement ("Fourth Amendment"), dated as of December 7, 2004, by Fifth Amendment to Amended and Restated Credit Agreement ("Fifth Amendment") dated as of February 18, 2005, by Sixth Amendment to Amended and Restated Credit Agreement ("Sixth Amendment"), dated as of August 30, 2005, by Seventh Amendment to Amended and Restated Credit Agreement ("Seventh Amendment"), dated as of December 7, 2005, and by Eighth Amendment to Amended and Restated Credit
Agreement ("Eighth Amendment"), dated as of January 29, 2006 (it being acknowledged by the parties hereto that the proposed First Amendment to Amended and Restated Credit Agreement, which had been under discussion in March 2003, was never executed by the parties and is of no force or effect; otherwise, such agreement, as amended by the Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment and Eighth Amendment, and as it may be further amended, restated, supplemented and/or modified, shall be referred to herein as the "Credit Agreement"). Terms used herein and not herein defined shall have the meanings given to them in the Credit Agreement.

     The Borrower has now requested additional amendments to the provisions of the Credit Agreement, which the Bank is willing to accommodate subject to the terms, provisions and conditions set forth in this Seventh Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

     1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a) The following definition in Section 1.01 is hereby amended and restated in its entirety to read as follows:

          "Termination Date" means whichever is applicable of (i) August 31, 2007, (ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.08.

     (b) Section 5.24 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 5.24 Capital Expenditures. Aggregate Capital Expenditures for any Fiscal Year will not exceed $2,500,000.00."

     (c) Section 5.26 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 5.26 Liquidity Requirement. The Borrower will maintain with the Bank at all times collected deposit balances of not less than $2,000,000 (none of which shall have been borrowed hereunder).

     (d) Section 5.27 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 5.27. Minimum EBITDA. EBITDA, for the following Fiscal Quarters of Fiscal Year 2006 and Fiscal Year 2007 shall equal or exceed the following amounts:

     Fiscal Quarter Ending July 30, 2006                  $10,000,000
     Fiscal Quarter Ending October 29, 2006               $10,000,000
     Fiscal Quarter Ending January 28, 2007               $10,000,000
     Fiscal Quarter Ending April 29, 2007                 $11,000,000"

     2. Further Assurances. The Borrower will execute such confirmatory instruments, if any, with respect to the Credit Agreement and this Ninth Amendment as the Bank may reasonably request.

     3. Ratification by Borrower. The Borrower ratifies and confirms all of its representations, warranties, covenants, liabilities and obligations under the Credit Agreement (except as expressly modified by this Ninth Amendment) and agrees that: (i) except as expressly modified by this Ninth Amendment, the Credit Agreement continues in full force and effect as if set forth specifically herein; and (ii) the Borrower has no right of setoff, counterclaim or defense to payment of its obligations under the Credit Agreement. The Borrower and the Bank agree that this Ninth Amendment shall not be construed as an agreement to extinguish the Borrower's obligations under the Credit Agreement or the Notes


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

and shall not constitute a novation as to the obligations of the Borrower under the Credit Agreement or the Notes. The Bank hereby expressly reserves all rights and remedies it may have against all parties who may be or may hereafter become secondarily liable for the repayment of the obligations under the Credit Agreement or the Notes.

     4. Amendments. This Ninth Amendment may not itself be amended, changed, modified, altered, or terminated without in each instance the prior written consent of the Bank. This Ninth Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

     5. Counterparts. This Ninth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     6. Modification and Extension Fee. The Borrower shall pay to the Bank on the date this Ninth Amendment is executed, an amendment and extension fee equal to $10,000.00, which fee, once paid, shall be fully earned and non-refundable.

     7. Bank's Expenses. In accordance with Section 9.03 of the Credit Agreement, Borrower hereby acknowledges and agrees to pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of this Ninth Amendment, including without limitation reasonable attorneys' fees.

                            [Signature Page Follows]









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

     IN WITNESS WHEREOF, this Ninth Amendment has been duly executed under seal by Borrower and Bank as of the day and year first above written.


                                   BORROWER:

                                   CULP, INC.


                                   By:    /s/ Kenneth R. Bowling
                                   Name:  Kenneth R Bowling
                                   Title: Vice President - Finance, Treasurer




                                   BANK:

                                   WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as Agent and as Bank


                                   By:    /s/ Matthew M. Rankin
                                   Name:  Matthew M. Rankin
                                   Title: Vice President










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